Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) dated as of May 11, 2020, is among CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED, a Maryland corporation (“CPA:18”), CPA: 18 LIMITED PARTNERSHIP, a Delaware limited partnership of which CPA 18 is the general partner (the “Operating Partnership”), and CAREY ASSET MANAGEMENT CORP., a Delaware corporate and wholly-owned subsidiary of W. P. Carey Inc. (the “Advisor”).
W I T N E S S E T H:
WHEREAS, CPA:18, the Operating Partnership and the Advisor have entered into that certain Amended and Restated Advisory Agreement, dated as of January 1, 2015 and the First Amendment to the Amended and Restated Advisory Agreement, dated as of January 30, 2018 (as amended, modified or supplemented, the “Agreement”); and
WHEREAS, CPA:18, the Operating Partnership and the Advisor have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.	Disposition Fees. The following Subsection 9(f)(iii) is hereby added to Section 9:
“Notwithstanding the foregoing, the Advisor shall waive Disposition Fees with respect to sales or other dispositions, directly or indirectly, of Investments, including sales and dispositions of single Investments and portfolios of Investments; provided, however, that the foregoing waiver shall not apply to sales and dispositions of all or substantially all of the Investments of CPA: 18, directly or indirectly, in one or a series of related transactions, including by way of a merger, a transfer of the majority of the voting interests of CPA:18 and/or a liquidation of CPA: 18.”

3.	Expenses.
Subsection 10(a)(xvi) is hereby superseded in its entirety by the following:
“(xvi) all other expenses the Advisor incurs in connection with providing services to CPA:18, including reimbursement to the Advisor or its Affiliates for the cost of rent, goods, materials and personnel incurred by them based upon the compensation of the Persons involved and an appropriate share of overhead allocable to those Persons; for purposes of this section rent shall exclude rent for the Advisor’s new office headquarters until the expiration of the Advisor’s lease for its existing headquarters and expenses related to the office headquarters relocation.”
a.Subsection 10(b) is hereby superseded in its entirety by the following:
Expenses described in clause (xvi) of Section 10(a) and any other expenses described in Section 10(a) that are shared expenses of CPA: 18, other entities managed by the Advisor and its Affiliates and W. P. Carey Inc. and its Affiliates (for their own account), except for those related to overhead, shall be allocated among such entities based upon the percentage that CPA: 18’s total revenues for the most recently completed four fiscal quarters represent of the combined total revenues for such period of CPA: 18, W. P. Carey Inc. and each REIT or other entity managed by the Advisor and its Affiliates (provided that if any such entity has not been in operation for the full four quarter period, the period for which such entity has been in operation shall be annualized), or such other methodology as may be approved by the Board (including a majority of the Independent Directors). No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee. Expenses described in clause (xvi) of Section 10(a) and any other expenses described in Section 10(a) related to overhead shall be allocated to CPA:18 beginning January 1, 2020 based upon the percentage the Advisor’s full-time employee equivalents attributable to CPA:18 comprise of Advisor’s total full-time employee equivalents, weighted on a cash compensation basis (the “FTE Equivalent Calculation”), such FTE Equivalent Calculation to be reviewed annually by CPA:18 and the Advisor.”

4.	No Further Modification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.

5.
Representations and Warranties. CPA:18, the Operating Partnership and the Advisor each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of CPA:18, the Operating Partnership and the Advisor, respectively, is duly authorized to do so.

6.
Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

7.	Governing Law. This Amendment shall be governed by the laws of the State of New York, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Amended and Restated Advisory Agreement as of the day and year first above written.

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED

By:	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer

CPA: 18 LIMITED PARTNERSHIP

By: CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED, its general partner

By:	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer

CAREY ASSET MANAGEMENT CORP.

By:	/s/ Jason E. Fox
Name: Jason E. Fox
Title: Managing Director and Chief Executive Officer